SUBSCRIPTION AGREEMENT

                                                            Date: April 01, 1999




CACTUS NEW MEDIA I, Inc.
C/o Chris Nelson
Attorney at Law

1221 Brickell Avenue, 21st Floor
Miami, Fl. 33131



RE: Subscription for Shares



Ladies and Gentlemen:



1. Acknowledgement and Adoption. The undersigned (herein the "Subscriber") hereby acknowledges that he has received a Confidential Private Offering Memorandum, No. ____ , which includes, among other things, pertinent financial and business information regarding CACTUS NEW MEDIA, Inc. (the "Company") and its present operations, together with all such other information as has been requested by him from the Company (all of which information Subscriber acknowledges he has read and understands) so that the undersigned may properly make an informed investment decision concerning the subscription for the Company's securities pursuant to which this Agreement is being made. Subscriber further acknowledges that, except as specifically set forth herein or in the information provided to him by the Company, no representations or warranties have been made to the undersigned, or to his advisers by the Company or by any officer, director, employees or by any person acting in the Company's behalf, and the undersigned has not relied upon any information concerning this Offering, written or oral, other than that provided by the Company.


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2. Subscription. Subscriber irrevocably Subscribes for and agrees to purchase the number of Shares referred to on the signature page of this Agreement under the conditions described herein. Subscriber delivers herewith a check in the amount required to pay for his Subscription as indicated in the "Instructions for Completion of Subscription Agreement" attached hereto.

3. Escrow Provisions. Since this offering is being conducted on a strict "best efforts" basis, all funds of Subscribers will be immediately deposited with the Company and will NOT be segregated in a special escrow account. See "RISK FACTORS." All proceeds from this Offering shall be used by the Company as set forth under the caption "USE OF PROCEEDS" in the Confidential Private Offering Memorandum.

4. Subscription Not Binding Until Accepted. This Subscription is not binding on the Company until it is accepted as evidenced by the signature of an authorized officer of the Company. The Company had the right to reject this Subscription in whole or in part for any reason whatsoever. In the event of rejection of this Subscription, the Company will promptly returned to the Subscriber by mail, a check in the amount paid by the Subscriber without interest thereon or deduction for expenses, and this Subscription Agreement shall thereafter have no further force or effect.

5. Subscriber Representations, Warranties and Covenants.


Subscriber hereby acknowledges, represents and warrants to, and agrees with, the Company and any other persons acting as selling agents as follows:

                     (a) The Subscriber is acquiring the Share for his own account, as principal, for investment and not with a view to resale, distribution or fractionalization in whole or in part, and has no present agreement, understanding or arrangement to subdivide, sell, assign, or otherwise dispose of all or any part of the 'shares;

                     (b) The Subscriber acknowledges his understanding that the Offering and sale of the Shares is intended to be exempt from registration under the Securities Act 1933 (the "Securities Act") by virtue of Section 4(2) of the Securities Act Regulation D adopted thereunder, and Rule 504 in particular, that except for purchasers who are foreign residents or residents of states where this offering has been qualified for trading, the Shares can not be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Subscriber also understands that sales or transfers of his a Shares may be further restricted by the provisions of certain state securities laws;


                     (c) The Subscriber further understands and agrees that the Company shall be under no obligation whatsoever to include any of said Shares in any future registration statement filed under the Securities Act and that, consequently, except for foreign residents and residents of states where this offering has been qualified for trading, the sale or transfer thereof in the future will be subject to significant restrictions as provided under the Securities Act and certain state securities laws;

                     (d) The Subscriber (i) by himself or together with his advisor(s), has such knowledge and experience in financial, business and tax matters that the Subscriber is capable of evaluating the merits of the prospective investment in the Company and making an investment decision with respect to the Company; and (ii) Subscriber is able to bear the risk of this investment;

                     (e) The Subscriber has been given the opportunity to ask questions of, and receive answers from, the officers and directors of the Company or the Company's representatives concerning the terms and conditions of this Offering and other matters pertaining to this investment, and has been given the opportunity to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided;

                     (f) Other than the information contained in the aforesaid Confidential Private Offering Memorandum, or other information, if any, given to the Subscriber as described herein, no representations or warranties have been made to the undersigned by the Company or any other person in connection with this Offering, or any officer, employee, agent, affiliate or subsidiary of any of them;

                     (g) If the Subscriber is a corporation, partnership, trust or other entity, it is authorized and qualified to purchase the securities indicated in this Subscription Agreement and authorized to make its capital contribution to the Company and otherwise to comply with its obligations under this Subscription Agreement, and the person signing this Subscription Agreement on behalf of such entity had been duly authorized by such entity to do so;

                     (h) If the Subscriber is an individual, he is over 21 years of age and is a citizen and resident of the state or country indicated herein; or, if the Subscriber is a partnership, trust or other entity, each equity owner of such entity is over 21 years of age and a citizen of the country indicated herein; or if the Subscriber is a corporation, it is duly organized under the laws of the country set forth herein and if of the United States then also of the state set forth herein;

                     (i) Any information which the Subscriber has heretofore furnished to the Company in the Purchaser Questionnaire and in this Subscription Agreement, including information with respect to his financial position, investment objectives and business experience, is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to his purchase of the Shares herein, he will immediately furnish such revised or corrected information to the Company;

                     (j) ALL SUBSCRIBERS HERETO WHO ARE NEW YORK INVESTORS ARE REQUIRED TO REPRESENT THAT THEY UNDERSTANT THAT THE OFFERING MAY BE MADE ONLY TO THOSE NON-ACCREDITED RESIDENTS OF NEW YORK WHO (i) HAVE A NET WORTH ( ALONE OR JOINTLY WITH A SPOUSE, BUT EXCLUSIVE OF HOME FURNISHINGS AND AUTOMOBILES ) OF THREE TIMES THE AMOUNT OF INVESTMENT AND AN ADJUSTED GROSS INCOME ( ALONE OR JOINTLY WITH A SPOUSE ) OF $75,000 OR (ii) A NET WORTH (ALONE OR JOINTLY WITH A SPOUSE, BUT EXCLUSIVE OF HOME FURNISHINGS AND AUTOMOBILES) OF 5 TIMES THE AMOUNT OF THE INVESTMENT. FURTHER, BY SIGNING BELOW ALL NON- ACCREDITED NEW YORK INVESTORS CONFIRM THAT THEY MEET THE FOREGOING CRITERIA FOR INVESTMENT:



-----------------------------------
(signature by New York residents only)



              6. Indemnity. The Subscriber agrees to indemnify and hold harmless the Company, its officers and directors or any other persons participating in the sale of Shares against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against litigation commenced or threatened or with respect to any claim) arising out of or based upon any breach of or failure by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

              7. Modification. Neither this Subscription Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

              8. Revocability. Except as may be required by law in certain jurisdictions, this Subscription Agreement is irrevocable and when signed, may not be withdrawn by the Subscriber in whole or in part without the consent of the Company.

              9. Notices. All notices, consents, requests, demands, offers, reports and other communications required or permitted to be given pursuant to this Subscription Agreement shall be in writing and shall be considered properly given or made when personally delivered to the party entitled thereto, or when sent by United States mail in a sealed envelope, with postage prepaid, addressed, if to the Company, to the address given above, and if to the Subscriber, to the address set forth opposite the Subscriber's signature on the counterpart of this Subscription Agreement that he originally executed and delivered to the Company. The Company may change its address by giving notice to all Subscribers.

              10. Counterparts. This agreement may be executed in counterpart copies, each of which shall be considered an original and all of which constitutes one and the same instrument binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

              11. Successors and Assigns. This Subscription Agreement and all of the terms and provisions hereof shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, trustees, legal representatives and assigns. If the Subscriber is more than one person, the obligations of the Subscriber shall be joint and several and the agreements, representations warranties and acknowledgements herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, representatives and assigns.

              12. Assignability. This Subscription Agreement is not transferable by the Subscriber.

              13. Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.









                             INVESTORS QUESTIONAIRE

THIS QUESTIONNAIRE MUST BE COMPLETED BY ALL SUBSCRIBERS TO THIS OFFERING. THE INFORMATION CONTAINED HEREIN WILL BE KEPT IN STRICT CONFIDENCE AND IS REQUIRED IN ORDER TO ESTABLISH AND CONFIRM THE COMPANY'S COMPLIANCE WITH APPLICABLE PROVISIONS OF FEDERAL AND STATE SECURITIES LWAS AS THEY RELATE TO THIS OFFERING.

NO SUBSCRIPTION WILL BE CONSIDERED UNLESS THIS QUESTIONNAIRE IS COMPLETED AND RETURNED WITH THE SUBSCRIPTION DOCUMENTS.

PLEASE ANSWER ALL QUESTIONS AS COMPLETELY AS POSSIBLE. IF YOU NEED ADDITIONAL SPACE FOR THE ANSWER TO ANY QUESTIONS PLEASE ATTACH SEPARATE SHEETS WITH THE QUESTION BEING ANSWERED CLEARLY MARKED THEREON. IF YOU BELIEVE THAT ANY QUESTION DOES NOT APPLY TO YOU OR TO YOUR CIRCUMSTANCES PLEASE MARK THE SPACE PROVIDED FOR AN ANSWERS "N/A" OR "NOT APPLICABLE."

IF THIS INVESTMENT IS MADE IN MORE THAN ONE NAME, PLEASE COMPLET THIS QUESTIONNAIRE FOR EACH PERSON MAKING THE INVESTMENT. IF THIS INVESTMENT IS BEING MADE BY A PARTNERSHIP, PLEASE COMPLETE THIS QUESTIONNAIRE FOR EACH PARTNER. IF THIS INVESTMENT IS BEING MAD BY A CORPORATION, PLEASE COMPLETE THIS QUESTIONNAIRE FOR EACH OFFICER AND DIRECTOR.

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Please provide the following general information:

General Biographical Information:


-------------------------------                ---------------------------------
Name                                           Home Address - No. and Street


-------------------------------                ---------------------------------
Social Security No. Federal                    City and State or Country
Taxpayer I.D. No.


-------------------------------

1. Are you a U.S. Citizen?                            Yes           No
                                               -------      -------

If "No" what country are you a citizen of?
                                                   -----------------------------

2. Do you have a residence in the U.S.?                     Yes          No
                                                     ------       -------

If "Yes," where?
                                                   -----------------------------

3. Do you have any formal education beyond
   High School level or its equivalent?                    Yes           No
                                                     ------       -------

   If "Yes," please specify:

           a) number of years of formal education:

--------------------------------

           b) degree(s) received - include year:

                                                  -----------------------------

                                                      --------------------------

4. What is your occupation?
                                                  ------------------------------

5. Name of Employer(s) during past 5 years?
                                                  ------------------------------


                                                      --------------------------


                                                      --------------------------

6. What is your martial status?
                                                  ------------------------------

7. What is your age at your most recent birthday?
                                                  ------------------------------

General Financial Information:

8. Your present total net worth is
                                               ____ less than $100,000US


                                              ____ over $100,000US but less than
$500,000US

                                              ____ over $500,000US but less than
$1,000,000US

                                              ____ over $1,000,000US

9. During the past two (2) years, your annual income was:
                                              ____ less than $1000,000US

                                              ____ over $100,000US but less than
$200,000US

                                              ____ over $200,00US

10. During the present year, you expect your
    annual income will be:                    ____ less than $100,00US


                                              ____ over $100,000US but less than
$200,000US

                                              ____ over $200,00US.

11. Are the funds being used for this
    investment borrowed?                      ______ Yes ______ No

If "Yes," from where?
                                              ----------------------------------

12. Do you presently anticipate a need for
    any part of the funds being invested
    during the next 3 years?                  _______ Yes ______ No

13. Does anyone contribute to your support or do you have any other source of income other than as stated above?

   Note: The answer to this question is
   optional and will be used to evaluate
   your ability to bear the economic risk
   of this investment only.                   _______ Yes _______ No


   If "Yes," what is the source of this
   additional income and how much do you
   expect it to be on an annual basis?
                                              ----------------------------------


------------------------------------


General Investment Information:

14. Have you ever invested in a private
    placement of securities before?           _______ Yes _______ No

    If "Yes," how much such investments
   have you made during the past 5 years
   and what were the amounts invested?
                                              ----------------------------------


-----------------------------------


-----------------------------------


15. Do you invest in the stock market?       _______ Yes _______ No

    If "Yes," at present, your total
    investments equal:                       _____ Less than $25,000US

                                                 _____ over $25,000 US but less
                                                       than
$100,000US

                                                 _____ over $100,000 US but less
                                                       than
$250,000US

                                                 _____ over $250,000US

16. In connection with your
    subscription for Shares herein,
    has anyone made you any promise
    about when you will be able to
    sell the Shares or were you made
    any promise about the price at
    which you may, in the future, be
    able to sell the Shares?                 _______ Yes _______ No

If "yes" please explain:

------------------------------------
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------
After completing the above questions, please sign this questionnaire below and return it with your subscription documents.

Dated: April ____, 1999

-----------------------------------
Signature















SUBSCRIPTION AGREEMENT SIGNATURE PAGE

              IN WITNESS WHEREOF, the undersigned executed this Subscription Agreement this ___day of April 1999.
                                                   -----------------------------
Name of Investor (Please Print):                   |                           |
                                                   |                           |
-------------------------------------              |                           |
                                                   |                           |
Name of Investor (if joint subscriber)             |                           |
                                                   |                           |
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                                                   |                           |
                                                   |                           |
                                                   |                           |
                                                   -----------------------------

Investor's Resident Address:            Amount Subscribed For:


--------------------------------        -------------------------------
                                        (Number of Shares)
------------------------------



Social Security Number and/or           $
                                        ------------------------------
Taxpayer identification Number:         ------------------------------
                                        (Amount in Words)
----------------------------


                                                     If a Corporation:
                                        Country of Incorporation:
                                                                 ---------------

                                        State: of Incorporation:
                                                                 ---------------
                                                     If a Partnership:

                                            Countries of citizenship of members:

                                         ---------------------------------------

                                         ---------------------------------------
                                        Countries of residence of members:

                                        ----------------------------------------

This Subscription Agreement is Accepted this __ day of April, 1999:

COMPANY:
CACTUS NEW MEDIA I, INC.



By: /s/ R S Schmitt, President
   ------------------------------
   R S Schmitt, President